UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2012

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           At a meeting held on January 26, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ICU Medical, Inc. (the “Company”) approved the payment of cash bonuses under the Company’s 2008 Performance-Based Incentive Plan (the “Bonus Plan”).  The Bonus Plan, intended to qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code, was previously approved by the Company’s stockholders at the 2008 annual meeting of the stockholders and amended by the Board on March 30, 2011 to permit all of the named executive officers to participate.  The cash bonuses were based on the Company’s performance during fiscal year 2011 (less the amounts paid previously for the first half of 2011) and, in the case of all officers, other than Dr. Lopez, achievement of an individual performance goal.

Additionally, at a meeting held on February 1, 2012, the Compensation Committee approved the grant to the Company’s executive officers of non-qualified stock options and restricted stock units pursuant to the ICU Medical, Inc. 2011 Stock Incentive Plan.  The stock options vest as to 25% of the underlying grant one year after the grant date and monthly thereafter for three additional years.  The grant date of the stock options and restricted stock units is February 1, 2012. The approved cash bonuses, restricted stock units and stock option grants are as follows:

		Restricted
Officer	Cash Bonus	Stock Units*	Stock Options

George A. Lopez, M.D.	$642,083	8,409	88,857
Scott E. Lamb	$171,398	2,520	23,772
Alison D. Burcar	$46,575	999	9,421
Richard A. Costello	$132,720	1,468	13,847
Steven C. Riggs	$130,350	2,193	20,683

*If the Company’s adjusted TSR for 2012 is equal or greater than the 33rd percentile of the peer companies (but less than 50%), 50% of the shares covered by the RSUs would be earned; if adjusted TSR for the Company is greater than the 75th percentile of the peer companies, 200% of the shares shown above for the RSUs would be earned. Vesting of any amount earned would be 33% on the anniversary date of the award; 33% of the award two years after grant, and the remaining 33% a year later, with the employee having to be employed by the Company at the time the award was earned and at the time of any vesting.

Awards approved pursuant to the Bonus Plan with respect to the first half of fiscal year 2011 were previously reported in the Company’s Current Report on Form 8-K filed on July 21, 2011.  In addition to the cash bonuses shown above under the Bonus Plan, the Compensation Committee also approved an additional cash bonus of $5,000 to be paid to Ms. Burcar for her efforts in 2011 in connection with the launch of the Company’s new Neutron product.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 2, 2012

                                                           ICU MEDICAL, INC.

                                                           /s/ Scott E. Lamb
                                                           Scott E. Lamb
                                                           Secretary, Treasurer and
                                                           Chief Financial Officer